INDEPENDENT AUDITORS' CONSENT
___________________________________________________________________

The Board of Directors and Shareholders
IDS New Dimensions Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 28, 1995